Exhibit 99.1

          Workstream Inc. Announces Fiscal Second Quarter 2006 Results

Ottawa, ON, - January 5, 2006 - Workstream Inc. (NASDAQ - WSTM), a provider of On-Demand Enterprise Workforce Management software, today announced its fiscal second quarter financial results for the period ended November 30, 2005. All figures are in U.S. dollars.


Workstream reported second quarter 2006 revenue of $7,200,000 compared to $6,342,000 in the preceding quarter and $7,148,000 for the same period last year, an increase of 13.5% or $858,000 quarter over quarter or 1% or $52,000 to last year. The increase compared to the previous quarter was driven by higher revenue in the Enterprise Workforce (EWF) segment of $768,000 and an increase in Career Networks (CN) revenue of $90,000. The increase in the Company's revenue compared to the second quarter 2005 related to a $367,000 or 7% increase in the Enterprise Workforce segment, offset by a 14% or $315,000 decline in the legacy Career Networks business.


Gross profit was $4,956,000 or 69% of revenues for the second quarter 2006 and was up slightly from the previous quarters gross profit of $4,285,000 or 68% of revenues and flat compared to $4,953,000 or 69% of revenues for the second quarter 2005.


The Company's EBITDA loss was $(1,718,000) or $(0.03) per share for the second quarter 2006 compared to EBITDA loss of $(1,945,000) or $(0.04) per share for the first quarter of 2006 and an EBITDA loss of $(1,258,000) or $(0.03) per share for the second quarter 2005. (GAAP Reconciliation shown below.) The net loss for the first quarter 2006 was $(3,303,000) or $(0.07) per share compared to a net loss of $(2,849,000) or $(0.07) per share for the same period last year. The increase in the EBITDA loss and net loss compared to prior year's second quarter was due to an increase in operating expenses in excess of the margin improvement from new revenue. Additionally, last year's net loss was further reduced by the recovery of deferred income taxes.


Revenue for the six months ended November 30, 2005 was $13,542,000 compared to $12,867,000 for the same period last year, an increase of $675,000 or 5%. Gross profit was $9,241,000 or 68% of revenues compared to $9,601,000 or 75% of revenues for the same period last year.


For the six months ended November 30, 2005, the net loss was $(7,141,000) or $(0.15) per share compared to a net loss of $(5,358,000) or $(0.14) per share for the same period last year. For the six months ended November 30, 2005, the Company's EBITDA loss was $(3,692,000) or $(0.08) per share compared to EBITDA loss of $(2,231,000) or $(0.06) per share for the same period last year. (GAAP Reconciliation shown below.)


"DRS Technologies selection of Workstream's complete TalentCenter suite in this past quarter further validates our belief that customers will increasingly look for the value of a full suite of products from a single provider," said Michael Mullarkey, Chairman and Chief Executive Officer. "We continue to make solid progress on our fiscal 2006 initiatives. We have made considerable headway in the simplification of our product suite and streamlining our integrated solution. We are scaling our business in a prudent, fiscal manner and are constantly evaluating opportunities to better leverage our unique capabilities and assets," stated Mullarkey.


Stephen Lerch, Chief Operating and Financial Officer added, "We are pleased to be able to show strong revenue growth over last quarter and a return to the baseline needed to move forward. Our focus is growing our Company in a rapid but fiscally responsible manner while maintaining strict control over operating expenses and cash utilization."


Management  will host a  conference  call  today at 5:00 p.m.  EST.  The dial in number to participate in the call is 866-862-3912 for North American participants and 800-8989-6323 for those outside of North America. The instant replay number for the call will be available until January 12, 2006 by calling 800-408-3053 access code 3170573#.

EBITDA and EBITDA per share, are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation amortization and non recurring goodwill impairment. Included, following the financial statements, is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

About Workstream Inc.
Workstream provides On-Demand Enterprise Workforce Management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Rewards and Transition. Access to TalentCenter is offered on a monthly subscription basis under an On-Demand software delivery model to help companies build high performing workforces, while controlling costs. With nine offices across North America, Workstream services over 400 customers including Chevron, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.


For more information contact:


Investor Relations:
Tammie Brown
Workstream Inc.
Tel:  877-327-8483 ext. 8263
Email:  tammie.brown@workstreaminc.com

WORKSTREAM INC.
CONSOLIDATED BALANCE SHEETS

                                                                 November 30, 2005  May 31, 2005
                                                                   -------------    -------------
                                                                    (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                       $   7,378,132    $  11,811,611
   Restricted cash                                                     2,836,778        3,063,368
   Short-term investments                                                263,895          312,322
  Accounts receivable, net                                             4,396,545        3,388,501
  Prepaid expenses and other assets                                      471,332          669,692
                                                                   -------------    -------------
         Total current assets                                         15,346,682       19,245,494
Property and equipment, net                                            1,336,512        1,224,332
Other assets                                                              89,673           89,570
Acquired intangible assets, net                                        9,737,297       12,814,525
Goodwill                                                              42,284,766       42,283,442
                                                                   -------------    -------------

TOTAL ASSETS                                                       $  68,794,930    $  75,657,363
                                                                   =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                $   2,634,110    $   2,520,038
   Accrued liabilities                                                 2,119,319        1,568,306
   Line of credit                                                      2,341,295        2,326,612
   Accrued compensation                                                1,276,293        1,005,950
   Current portion of long-term obligations                              228,032        1,738,966
   Deferred revenue                                                    4,208,040        3,366,120
                                                                   -------------    -------------
         Total current liabilities                                    12,807,089       12,525,992
Long-term obligations                                                    134,448          192,258
                                                                   -------------    -------------
         Total liabilities                                            12,941,537       12,718,250

Commitments and contingencies                                                 --               --

STOCKHOLDERS' EQUITY
   Common stock, no par value: 49,194,178 and 49,182,772
        shares issued and outstanding, respectively                  109,030,194      109,019,358
   Additional paid-in capital                                          7,506,376        7,506,376
   Accumulated other comprehensive loss                                 (883,767)        (928,303)
   Accumulated deficit                                               (59,799,410)     (52,658,318)
                                                                   -------------    -------------
Total stockholders' equity                                            55,853,393       62,939,113
                                                                   -------------    -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $  68,794,930    $  75,657,363
                                                                   =============    =============

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 Three Months ended              Six Months ended
                                                      November 30,                  November 30,
                                                2005            2004            2005           2004
                                           ------------    ------------    ------------    ------------

Enterprise Workforce Services              $  5,299,207    $  4,932,652    $  9,830,190    $  8,048,239
Career Networks                               1,900,602       2,215,172       3,711,745       4,818,714
                                           ------------    ------------    ------------    ------------
     Revenues, net                            7,199,809       7,147,824      13,541,935      12,866,953
Cost of revenues (exclusive of
    depreciation expense as shown below)      2,243,623       2,194,498       4,300,905       3,266,325
                                           ------------    ------------    ------------    ------------
         Gross profit                         4,956,186       4,953,326       9,241,030       9,600,628
                                           ------------    ------------    ------------    ------------

Operating expenses:
Selling and marketing                         1,613,000       1,766,087       2,925,392       3,493,192
General and administrative                    4,153,038       4,170,219       7,963,851       7,658,234
Research and development                        908,402         275,151       2,043,781         679,844
Amortization and depreciation                 1,569,633       1,901,291       3,460,958       3,764,895
                                           ------------    ------------    ------------    ------------
  Total operating expenses                    8,244,073       8,112,748      16,393,982      15,596,165
                                           ------------    ------------    ------------    ------------

                                             (3,287,887)     (3,159,422)     (7,152,952)     (5,995,537)
                                           ------------    ------------    ------------    ------------

Interest and other income                        54,362          20,482         127,501          29,077
Interest and other expense                      (35,986)        (36,512)        (67,011)       (128,038)
                                           ------------    ------------    ------------    ------------
  Other income (expense), net                    18,376         (16,030)         60,490         (98,961)
                                           ------------    ------------    ------------    ------------

Loss before income tax                       (3,269,511)     (3,175,452)     (7,092,462)     (6,094,498)
Recovery of deferred income taxes                    --         346,618              --         764,903
Current income tax expense                      (33,430)        (20,542)        (48,630)        (28,107)
                                           ------------    ------------    ------------    ------------
NET LOSS FOR THE PERIOD                    $ (3,302,941)   $ (2,849,376)   $ (7,141,092)   $ (5,357,702)
                                           ============    ============    ============    ============

Weighted average number of common shares
outstanding                                  49,194,178      41,385,822      49,193,742      39,270,867
                                           ============    ============    ============    ============

Basic and diluted net loss per share       $      (0.07)   $      (0.07)   $      (0.15)   $      (0.14)
                                           ============    ============    ============    ============

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                Six Months ended November 30,
                                                                   2005              2004
                                                                ------------    ------------
Cash provided by (used in) operating activities:
Net loss for the period                                         $ (7,141,092)   $ (5,357,702)
Adjustments to reconcile net loss to net cash used in
      operating activities:
Amortization and depreciation                                      3,434,393       3,745,163
Non-cash interest on convertible notes and notes payable                  --          52,549
Provision for bad debt                                               292,420         118,544
Recovery of deferred income taxes                                         --        (764,903)
Non-cash compensation                                                 70,497              --
Non-cash payment to consultants                                       41,530              --
Net change in operating components of working capital:
     Accounts receivable                                          (1,282,622)       (832,935)
     Prepaid expenses and other assets                                55,959         536,627
     Accounts payable and accrued expenses                           862,384      (1,277,088)
     Deferred revenue                                                829,021         495,282
                                                                ------------    ------------
Net cash used in operating activities                             (2,837,510)     (3,284,463)
                                                                ------------    ------------

Cash provided by (used in) investing activities:
Purchase of property and equipment                                  (439,052)       (145,209)
Cash paid for business combinations                                       --      (3,338,592)
(Increase)/decrease in restricted cash                               416,052        (269,260)
Sale of short-term investments                                        72,543         269,260
                                                                ------------    ------------
Net cash provided by (used in) investing activities                   49,543      (3,483,801)
                                                                ------------    ------------

Cash provided by (used in) financing activities:
Proceeds from exercise of options and warrants                        10,836         121,029
Proceeds from share and warrants issuance                                 --       9,999,988
Cost related to the registration and issuance of common stock             --        (111,683)
Repayment of long-term obligations                                (1,553,681)       (856,163)
Line of credit, net activity                                        (147,513)        200,867
                                                                ------------    ------------
Net cash (used in) provided by financing activities               (1,690,358)      9,354,038
                                                                ------------    ------------

Effect of exchange rate changes on cash and cash equivalents          44,846          74,173
                                                                ------------    ------------

Net (decrease) increase in cash and cash equivalents              (4,433,479)      2,659,947
Cash and cash equivalents, beginning of period                    11,811,611       4,338,466
                                                                ------------    ------------

Cash and cash equivalents, end of period                        $  7,378,132    $  6,998,413
                                                                ============    ============

WORKSTREAM INC.
UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE INTEREST, DEPRECIATION, AMORTIZATION (EBITDA)


                                                 Three Months ended             Six Months ended
                                                    November 30,                   November 30,
                                               2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------

Net loss, per GAAP                         $ (3,302,941)   $ (2,849,376)   $ (7,141,092)   $ (5,357,702)
Recovery of deferred income taxes                    --        (346,618)             --        (764,903)
Income tax expense                               33,430          20,542          48,630          28,107
Interest and other expense                       35,986          36,512          67,011         128,038
Interest and other income                       (54,362)        (20,482)       (127,501)        (29,077)
Amortization and depreciation                 1,569,633       1,901,291       3,460,958       3,764,895
                                           ------------    ------------    ------------    ------------
EBITDA  (loss)                             $ (1,718,254)   $ (1,258,131)   $ (3,691,994)   $ (2,230,642)
                                           ============    ============    ============    ============

Weighted average number of common
shares outstanding                           49,194,178      41,385,822      49,193,742      39,270,867
                                           ============    ============    ============    ============


Basic and diluted loss per share, per
GAAP                                       $      (0.07)   $      (0.07)   $      (0.15)   $      (0.14)
                                           ============    ============    ============    ============


 Basic and diluted EBITDA loss per share   $      (0.03)   $      (0.03)   $      (0.08)   $      (0.06)
                                           ============    ============    ============    ============